Exhibit 10.04

                                  AGREEMENT FOR
                         INDEPENDENT CONTRACTOR SERVICES


DATE:    July 7, 2004


                                  I.    PARTIES
                                        -------

Schimatic Cash Transactions Network.com, Inc. dba Smart Chip Technologies, hereinafter "Company." and


Bernard F. McHale, hereinafter called "Contractor,"

hereby enter into this Agreement for Independent Contractor Services, hereinafter "Agreement," effective July 1, 2004.


                         II.    ENGAGEMENT OF CONTRACTOR
                                ------------------------

Company hereby engages Contractor, and Contractor accepts engagement, to provide to Company the following services:

     Treasurer and Director. Mr. Bernard F. McHale will serve as Director and Treasurer of the SCTN Board of Directors and will perform all the services of a Director and Treasurer in accordance with the By-Laws of the Company and as directed by the Board, including, but not limited to, fund raising and executive financial management of SCTN. He will assist in establishing and enforcing financial controls, installing business planning, and building business operations. Contractor will also assist other officers or directors of the company concerning "special projects" as designated to him from time to time by the Board of Directors.


                           III.    TERM OF ENGAGEMENT
                                   ------------------

This Agreement shall be for three (3) years term commencing on July 7, 2004 and ending July 6, 2007, unless terminated sooner by the Board of Directors.


                           IV.    WORKPLACE AND HOURS
                                  -------------------

Contractor shall render services primarily at his home office and at the Company's Corporate Office. However, upon request, Contractor shall provide the services at such other place or places as reasonably requested by Company as appropriate for the performance of particular services.

Contractor's schedule and hours worked under this Agreement shall generally be


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Bernard McHale Contractor Agreement (Cont.)                               Page 2
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subject to Contractor's discretion. Company relies upon Contractor's discretion to determine a sufficient time as is reasonably necessary to fulfill this Agreement.


                               V.    COMPENSATION
                                     ------------


Company shall pay Contractor two thousand five hundred dollars ($2,500) per month, paid as the Company's cash flow permits. If there is not enough to pay salaries, the Board of Directors will determine how salaries are paid.

Company shall bear all of Contractor's pre-approved expenses incurred in the performance of this Agreement.


                             VI.    CONFIDENTIALITY
                                    ---------------

"Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information including, without limitations, business plans, customer lists, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. At termination of this Agreement, Contractor shall turn over to Company all originals and copies of tangible material containing or reflecting Company's Confidential Information. During the term of this Agreement, and thereafter for 24 months, Contractor shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. The parties agree that remedies available at law are inadequate to compensate for breach of this paragraph, and that either party may apply to a Court of competent jurisdiction for equitable relief upon proper showing.


                            VII.    CONTRACTOR STATUS
                                    -----------------

It is expressly understood and agreed that Contractor is and throughout the term of this Agreement shall be an independent contractor and not an employee, partner, or agent of Company. Contractor shall not be entitled to nor receive any benefit normally provided to Company's employees. Contractor agrees that Company shall have ownership, title, and Company reserves all rights, including copyrights, of all works created by Contractor under this Agreement, including but not limited to source code. Contractor hereby prospectively assigns all such works to Company, for the consideration provided in Paragraph V. Company shall not be responsible for withholding income or other taxes from the payments made to Contractor. Contractor shall be solely responsible for filing all returns and paying any income, social security, or other tax levied upon or determined with respect to the payments made to Contractor pursuant to this Agreement. Contractor is solely responsible for the means, manner, and method of Contractor's work, subject only to the general objectives and requirements, and specific direction, of SCTN's Board.


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Bernard McHale Contractor Agreement (Cont.)                               Page 3
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                           VIII.    CONTRACTOR'S TOOLS
                                    ------------------

Unless otherwise agreed by Company in advance, Contractor shall be solely responsible for procuring, paying for, and maintaining any and all equipment, software, paper, tools or other supplies necessary or appropriate for the performance of Contractor's services hereunder.


                              X.    CONTROLLING LAW
                                    ---------------

The validity and construction of this agreement shall be governed by the laws of the State of Utah without reference to the choice of law principles thereof and the parties hereto consent to and agree that the courts of the State of Utah, County of Salt Lake, shall be the jurisdiction and forum for the resolution of all disputes related to this agreement or arising there from.


                             XI.    ENTIRE AGREEMENT
                             -----------------------

This Agreement constitutes the final understanding and agreement between the parties. This Agreement cannot be amended or changed except by a writing signed by both of the parties.


                                 XII.    NOTICES
                                         -------

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested:


   If to Contractor:                              if to Company:
          Bernard F. McHale                            Smart Chip Technologies
          7757 Foredawn Drive                          7190 South State St, #216
          Las Vegas, NV. 89123                         Midvale, Utah 84047.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


Bernard F. McHale, Contractor /s/ Bernard F. McHale
                              --------------------------------------------------

David Simon, Chairman Smart Chip Technologies /s/  David Simon
                                              ----------------------------------